Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment No. 1 to Registration Statement No. 333-54680 on Form S-6 of our report dated March 23, 2001 relating to the statement of condition of Defined Asset Funds, Municipal Defined Fund Series 18, and to the reference to us under the heading "How the Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
March 23, 2001